UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): August 5, 2019

HOUSTON WIRE & CABLE COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52046	36-4151663
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10201 North Loop East, Houston, Texas 77029
(Address of Principal Executive Offices) (Zip Code)

(713) 609-2100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HWCC	The Nasdaq Stock Market

Item 8.01. Other Events.

On August 5, 2019, the Board of Directors of Houston Wire & Cable Company (the “Company”) authorized the reactivation of its stock repurchase program.  The stock repurchase program was adopted in March 2014 and authorized the purchase of up to $25 million of the Company’s outstanding shares of common stock.  The program was suspended in November 2016.  There is currently $9.2 million in remaining availability under the program.

Under the program, the Company is authorized to purchase its outstanding shares of common stock from time to time, depending on market conditions, trading activity, business conditions and other factors.  Any purchases under the program may be made on the open market or in block trades or privately negotiated transactions. Shares of stock purchased under the program will be held as treasury shares.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1      Press Release of Houston Wire & Cable Company dated August 8, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSTON WIRE & CABLE COMPANY

Date: August 8, 2019	By:	/s/ James L. Pokluda III
James L. Pokluda III
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Houston Wire & Cable Company dated August 8, 2019